SWK Holdings Corporation Announces 2018 Third Quarter

Financial Results

•	Total revenues of approximately $5.9 million for the third quarter of 2018 compared to $5.5 million for the third quarter of 2017.

•	Net loss attributable to SWK Shareholders of $5.7 million, or $0.44 per share, and non-GAAP Adjusted net loss of $8.3 million, or $0.64 per share for the third quarter of 2018.

•	Closed one financing deploying $12.2 million with additional $9.3 million deployed through existing portfolio company milestones and add-ons. Post quarter end, deployed $9 million into a new transaction and executed one term sheet for $12.5 million, which is expected to close in the fourth quarter.

•	Post quarter end, resolved two non-accrual positions. In October, Provant Health Solutions was acquired by Quest Diagnostics with SWK receiving $15.6 million of cash proceeds in the sale, with another $0.2 million expected in the near term. In November, ABT Molecular Imaging was sold to Best Cyclotron for aggregate consideration to be paid over ten years to SWK of $500 thousand cash plus a 10% royalty on sales. SWK has no further funding liabilities to either company.

•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries less non-controlling interests) were $166.8 million as of September 30, 2018.

•	Book value of $16.05 per share as of September 30, 2018 vs. $15.93 per share as of December 31, 2017.

Dallas, TX, November 12, 2018 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its third quarter 2018 financial results.

Third Quarter 2018 Highlights:

•	Reported total revenues of approximately $5.9 million for the quarter, compared to $5.5 million for the third quarter of 2017.
•	Reported non-GAAP adjusted net loss of approximately $8.3 million, or $0.64 per diluted share, for the quarter, as compared to non-GAAP adjusted net income of $4.0 million, or $0.31 per diluted share, for the third quarter of 2017.
•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries, less non-controlling interests) were approximately $166.8 million as of September 30, 2018, compared to $153.9 million as of December 31, 2017.

Winston Black, Chief Executive Officer of SWK, stated "During the third quarter we made substantial progress cleaning up the portfolio by exiting our two largest non-accrual positions with the sale of Provant Health and ABT Molecular Imaging and freeing up liquidity to redeploy into new opportunities. Year to date we have closed five transactions with new partners, and expect to close another one in the near term. We are pleased with the improved state of the portfolio and current pipeline opportunities, and believe we are poised to return our financial performance to where we and our stakeholders expect it to be."

“The write-downs associated with the ABT Molecular Imaging position are extremely disappointing. Unfortunately we were not able to realize prior offers for ABT that were in excess of the ultimate exit consideration received. While the work out was not executed as effectively as expected, we have been implementing the learnings from this situation and others to improve performance going forward, which we believe has been yielding better initial underwriting and portfolio management. For example, the recovery achieved with Provant Health illustrate how we have implemented better credit work out standards and procedures. By exercising our rights as lender in the process earlier, we were able to guide the situation to a speedy resolution and limit downside exposure for SWK. As a result, our aggregate recovery on our experience with Provant Health and the predecessor company, Hooper Holmes, was approximately 98% of capital advanced, including all fees and interest received inception to exit.”

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance.

•	Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

Portfolio Overview

As of September 30, 2018, the Company's total income producing assets were approximately $166.8 million, an 8% increase as compared to $153.9 million as of December 31, 2017.

(in thousands)	September 30,	December 31,
	2018	2017
Finance receivables	$165,585	$151,995
Marketable investments	1,233	1,856
Investment in unconsolidated entity	—	—
Less non-controlling interest	—	—
Total income producing assets	166,818	153,851
Warrant Assets	2,064	987
Total Portfolio Balance	$168,882	$154,838

During the quarter, the Company deployed $12.2 million into one new term loan financing. SWK also supported existing portfolio companies' working capital needs through aggregate $9.3 million add-on term loan funding. As of November 8, SWK had executed one signed term sheet for $12.5 million that it anticipates closing during the fourth quarter.

As of November 8, 2018, the Company and its partners have executed transactions with 31 different parties under its specialty finance strategy, funding an aggregate $460 million since 2012 in various financial products across the life science sector. At the end of the third quarter, the weighted average projected effective yield of the finance receivables portfolio was 12.9%, including non-accrual positions. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables.

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Total portfolio investment activity as of and for the three and nine months ended September 30, 2018 and 2017 was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Beginning portfolio	$173,162	$144,228	$154,838	$136,985
Early pay-offs	(13,500)	—	(22,000)	—
Impairment expense and provision for loan credit losses	(11,073)	—	(12,251)	—
Interest paid-in-kind	49	523	144	1,330
Investment in finance receivables	21,680	25,470	68,390	36,482
Loan discount amortization and fee accretion	(1,648)	(49)	(150)	1,329
Changes in unconsolidated entity investment, net of noncontrolling interest	—	—	—	(6,985)
Net unrealized gain (loss) on marketable investments and derivatives	898	(1,032)	240	76
Principal payments received on investments	(23)	(390)	(5,766)	(449)
Realized gains (losses) on sale (write-off) of investments	(4)	—	(4)	(101)
Royalty paydowns	(576)	(1,066)	(14,831)	(1,414)
Warrant investments, net of cancellations	(83)	757	272	1,188
Ending portfolio	$168,882	$168,441	$168,882	$168,441

Results of Operations

Revenues

We generated revenues of $5.9 million for the three months ended September 30, 2018, which consisted of interest and fees earned on our finance receivables. We generated revenues of $5.5 million for the three months ended September 30, 2017, driven primarily by $5.5 million in interest and fees earned on our finance receivables. The increase in revenue is primarily due to a $0.4 million increase in interest and fees earned on new and existing finance receivables and a larger portfolio.

Provision for Credit Losses and Impairment Expense

During the three months ended September 30, 2018, we recognized impairment expense of $2.5 million and $5.3 million related to the Hooper first lien and ABT second lien, respectively. Of the $5.3 million impairment expense related to ABT, $2.0 million reflects an accrual of estimated exit costs expected to be paid upon completion of the sale process. We also recognized a credit loss allowance of $5.0 million in order to reflect the ABT first lien at its estimated fair value of $5.8 million as of September 30, 2018 (please refer to Item 1. Financial Statements, Notes 3 and 10 of the Notes to the Unaudited Condensed Consolidated Financial Statements for further information regarding the allowance for credit losses and impairments taken during the three months ended September 30, 2018). We did not recognize an allowance for credit losses or impairment expense during the three months ended September 30, 2017.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses decreased to $1.3 million for the three months ended September 30, 2018 from $1.5 million for the three months ended September 30, 2017, which was primarily due to a $0.9 million decrease in the performance-based bonus accrual. The decrease was offset by a $0.6 million increase in professional fees related to due diligence on a potential acquisition that was not consummated, legal fees related to the section 363 sale of Hooper, and a $0.1 million increase in interest expense related to the credit facility.

Other Income (Expense), Net

Other income (expense), net for the three months ended September 30, 2018 reflected a net fair market value gain of $0.8 million on our warrant derivatives and a net fair market value gain of $0.1 million on our equity securities. During the three months ended September 30, 2018, an aggregate $0.1 million loss was realized from the write off of our Hooper warrants and equity securities.

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Other income (expense) for the three months ended September 30, 2017, reflected a net fair market value loss of $0.2 million on our warrant derivatives.

Income Tax (Benefit) Expense

We recognized an income tax benefit of $1.7 million and income tax expense of $1.1 million during the three months ended September 30, 2018 and 2017, respectively. The income tax benefit resulted from the operating loss recognized during the quarter. On December 22, 2017, new tax legislation was signed into law reducing the U.S. corporate federal income tax rate from 35 percent to 21 percent, effective January 1, 2018. This change in federal tax law also impacted the comparability of our tax (benefit) expense between the two periods.

Liquidity and Capital Resources

As of September 30, 2018, we had $19.2 million in cash and cash equivalents, compared to $30.6 million in cash and cash equivalents as of December 31, 2017. The primary driver of the net decrease in our cash balance was new and add-on investment funding of $68.4 million, offset by interest and fee payments of $42.5 million earned on our finance receivables, including $13.7 million of royalty-related receipts from our Narcan® investment and $22 million related to the payoff of two finance receivables.

As of September 30, 2018, we had $9.8 million of unfunded commitments outstanding. As of September 30, 2018, SWK had $20 million of availability on its credit facility.

Adjusted Net Income (Loss)

Net loss in accordance with GAAP for the three month period ended September 30, 2018, was $5.7 million, or $0.44 per diluted share. The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK's warrant liability.

The following tables provide a reconciliation of SWK’s reported (GAAP) consolidated net income (loss) to SWK’s adjusted net income (loss) attributable to SWK Holdings Corporation Stockholders (Non-GAAP) for the three and nine ended September 30, 2018 and September 30, 2017:

(in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Consolidated net income (loss)	$(5,716)	$2,758	$1,596	$16,607
Plus: income tax (benefit) expense	(1,697)	1,054	399	6,160
Plus: loss (gain) on fair market value of equity securities	(100)	—	565	—
Subtract: gain on fair market value of warrant assets	(819)	191	(881)	805
Adjusted income (loss) before provision for income tax	(8,332)	4,003	1,679	23,572
Adjusted provision for income tax	—	—	—	—
Non-GAAP consolidated net income (loss)	(8,332)	4,003	1,679	23,572
Non-GAAP adjusted net income attributable to non-controlling interest	—	—	—	5,204
Non-GAAP adjusted net income (loss) attributable to SWK Holdings Corporation Stockholders	$(8,332)	$4,003	$1,679	$18,368
Non-GAAP adjusted basic income (loss) per share	$(0.64)	$0.31	$0.13	$1.41
Non-GAAP adjusted diluted income (loss) per share	$(0.64)	$0.31	$0.13	$1.41
Weighted average shares - Basic	13,064	13,043	13,058	13,036
Weighted average shares - Diluted	13,064	13,047	13,062	13,040

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In the presentation above, management has deducted the following non-cash items: (i) fair-market value of warrants as mark to market changes are non-cash, and (ii) income taxes as the Company has substantial net operating losses to offset against future income.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

Derived from unaudited financial statements

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$19,214	$30,557
Accounts receivable	1,864	1,637
Finance receivables, net	165,585	151,995
Marketable investments	1,233	1,856
Deferred tax asset	22,327	22,725
Warrant assets	2,064	987
Other assets	858	126
Total assets	$213,145	$209,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$3,386	$1,840
Warrant liability	15	91
Total liabilities	3,401	1,931
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,068,819 and 13,053,422 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	13	13
Additional paid-in capital	4,433,785	4,433,589
Accumulated deficit	(4,224,054)	(4,225,863)
Accumulated other comprehensive income	—	213
Total SWK Holdings Corporation stockholders’ equity	209,744	207,952
Non-controlling interests in consolidated entity	—	—
Total stockholders’ equity	209,744	207,952
Total liabilities and stockholders’ equity	$213,145	$209,883

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share data)

Derived from unaudited financial statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Finance receivable interest income, including fees	$5,882	$5,423	$19,463	$15,813
Income related to investments in unconsolidated entity	—	—	—	10,539
Other	2	64	10	73
Total revenues	5,884	5,487	19,473	26,425
Costs and expenses:
Provision for credit losses	5,000	—	6,179	—
Impairment expense	7,799	—	7,799	—
General and administrative	1,330	1,484	3,729	3,096
Total costs and expenses	14,129	1,484	17,707	3,096
Other income (expense), net
Unrealized net gain (loss) on derivatives	819	(191)	881	(805)
Unrealized net gain (loss) on equity securities	100	—	(565)	—
Gain (loss) on sale (write-off) of marketable securities	(87)	—	(87)	243
Income (loss) before provision (benefit) for income taxes	(7,413)	3,812	1,995	22,767
Provision (benefit) for income taxes	(1,697)	1,054	399	6,160
Consolidated net income (loss)	(5,716)	2,758	1,596	16,607
Net income attributable to non-controlling interests	—	—	—	5,204
Net income (loss) attributable to SWK Holdings Corporation stockholders	$(5,716)	$2,758	$1,596	$11,403
Net income (loss) per share attributable to SWK Holdings Corporation stockholders:
Basic	$(0.44)	$0.21	$0.12	$0.87
Diluted	$(0.44)	$0.21	$0.12	$0.87
Weighted Average Shares
Basic	13,064	13,043	13,058	13,036
Diluted	13,064	13,047	13,062	13,040

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from unaudited financial statements

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Consolidated net income (loss)	$1,596	$16,607
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from investment in unconsolidated entity	—	(10,539)
Provision for loan credit losses	6,179	—
Impairment expense	7,799	—
Deferred income taxes	399	6,160
Change in fair value of warrants	(881)	805
Change in fair value of equity securities	565	—
Gain (loss) on sale (write off) of investments	87	(243)
Loan discount amortization and fee accretion	(18)	(2,260)
Interest paid-in-kind	(144)	(1,330)
Stock-based compensation	196	222
Interest income in excess of cash received	(186)	(92)
Other	12	13
Changes in operating assets and liabilities:
Accounts receivable	(227)	(544)
Other assets	15	(26)
Accounts payable and other liabilities	(426)	810
Net cash provided by operating activities	14,966	9,583
Cash flows from investing activities:
Cash distributions from investment in unconsolidated entity	—	17,524
Proceeds from sale of available-for-sale marketable securities	—	345
Investment in finance receivables	(68,390)	(36,482)
Repayment of finance receivables	42,542	1,718
Marketable investment principal payment	55	76
Other	(8)	(11)
Net cash used in investing activities	(25,801)	(16,830)
Cash flows from financing activities:
Debt issuance costs	(508)	—
Distribution to non-controlling interests	—	(8,960)
Net cash used in financing activities	(508)	(8,960)
Net decrease in cash and cash equivalents	(11,343)	(16,207)
Cash and cash equivalents at beginning of period	30,557	32,182
Cash and cash equivalents at end of period	$19,214	$15,975

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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